================================================================================

                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549




                                  FORM  8-K/A
                (Amendment No. 1 to Form 8-K filed May 22, 1996)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 7, 1996


                            USA WASTE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                       1-12154                 73-1309529
 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)



                         5400 LBJ FREEWAY
                       SUITE 300 - TOWER ONE
                          DALLAS, TEXAS                            75240
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 383-7900

================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The following financial statements of Western Waste Industries ("Western") are incorporated by reference herein: the audited consolidated balance sheets as of June 30, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1995, together with the notes thereto and the report of independent auditors dated August 25, 1995, except for Note 8 as to which the date is September 12, 1995, all of which were included in USA Waste Services, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 1996.

         The following financial statements of Western are included herein: the unaudited condensed consolidated balance sheets as of June 30, 1995 and March 31, 1996 and the related unaudited condensed consolidated statements of income and cash flows for the nine months ended March 31, 1995 and 1996 with the notes thereto.

                            WESTERN WASTE INDUSTRIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                  (Unaudited)

                                                       June 30,     March 31,
                                                         1995         1996
                                                      --------     ---------
                   ASSETS
Current assets:
  Cash and short-term investments                     $  6,484      $  9,718
  Receivables, less allowance of $1,738 in
   June 1995 and $2,094 in March 1996                   29,596        28,137
  Supplies                                               3,320         3,640
  Deferred income tax benefit                            4,101         4,501
  Prepayments and other                                  3,961         5,207
                                                       -------       -------
     Total current assets                               47,462        51,203

Property and equipment, net                            196,972       210,190
Purchased routes, net                                    7,340         6,098
Goodwill, net                                           19,994        19,472
Other assets                                            21,605        18,501
                                                      --------      --------
                                                      $293,373      $305,464
                                                      ========      ========

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current instalments of long-term debt               $  1,308      $  1,253
  Accounts payable                                       9,159         8,730
  Accrued payroll and related costs                      3,885         3,102
  Other current liabilities                             17,822        15,240
                                                      --------      --------
    Total current liabilities                           32,174        28,325

Long-term debt, excluding current instalments           78,882        75,139
Other liabilities                                       18,400        18,920
Deferred income taxes                                    3,696         3,270

Commitments and contingencies                                -             -

Shareholders' equity:
  Preferred stock, no par value; 2,000,000
   shares authorized; none issued or outstanding             -             -
  Common stock, no par value; 50,000,000
   shares authorized; issued and outstanding
   14,612,599 and 14,932,512 shares respectively        79,614        86,343
  Retained earnings                                     80,607        93,467
                                                      --------      --------
     Total shareholders' equity                        160,221       179,810
                                                      --------      --------
                                                      $293,373      $305,464
                                                      ========      ========

The accompanying notes are an integral part of these condensed consolidated financial statements.





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
                            WESTERN WASTE INDUSTRIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        (In Thousands Except Share Data)
                                  (Unaudited)

                                    Nine Months Ended
                                       March 31,
                                   --------------------
                                    1995        1996
                                   --------    --------
  Revenue                          $202,456    $206,219
                                   --------    --------

  Costs and expenses:
   Operating                        146,584     151,605
   Selling, general and
      administrative                 29,154      30,258
                                    -------    --------
      Total costs and expenses      175,738     181,863
                                    -------    --------

        Income from operations       26,718      24,356
                                    -------    --------
  Nonoperating income (expense):
    Interest expense                (4,014)    ( 3,086)
    Other                           (   67)        788
                                    -------    --------
                                    (4,081)    ( 2,298)
                                   --------    --------

  Income before income taxes        22,637      22,058

  Income taxes                      10,073       9,198
                                   -------    --------
  Net Income                      $ 12,564    $ 12,860
                                  ========    ========



  Primary earnings per
    common share:                 $    .81    $    .79
                                  ========    ========

  Fully diluted earnings per
    common share:                 $    .81    $    .76
                                  ========    ========



The accompanying notes are an integral part of these condensed consolidated financial statements.

                            WESTERN WASTE INDUSTRIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                  (Unaudited)



                                                      Nine Months Ended
                                                         March 31,
                                                     -------       -------
                                                       1995          1996
                                                     -------       -------
Cash flows from operating activities:
      Net cash provided by operating activities       30,747        28,367
                                                     -------       -------

Cash flows from investing activities:
  Purchases of property and equipment                (28,252)      (31,669)
  Proceeds from disposition of assets                    825           691
                                                     -------       -------
      Net cash used in investing activities          (27,427)      (30,978)
                                                     -------       -------

Cash flows from financing activities:
  Proceeds from borrowings                            13,933         7,567
  Principal payments on borrowings                   (23,217)      ( 6,037)
  Proceeds from issuance of stock                      1,866         4,315
                                                     -------       -------
      Net cash provided by (used) by
         financing activities                         (7,418)        5,845
                                                     -------       -------
Increase (decrease) in cash and
  short-term investments                              (4,098)        3,234

Cash and short-term investments
  at beginning of period                               9,935         6,484
                                                     -------       -------
Cash and short-term investments
  at end of period                                   $ 5,837       $ 9,718
                                                     =======       =======


The accompanying notes are an integral part of these condensed consolidated financial statements.

                            WESTERN WASTE INDUSTRIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - Basis of presentation:

     The accompanying unaudited condensed consolidated financial statements of Western Waste Industries ("Western") have been prepared in accordance with generally accepted accounting principles for interim financial information and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments made to the interim financial statements were of a normal recurring nature. The financial statements included herein should be read in connection with Western's Consolidated Financial Statements and related footnotes thereto included in Western's Annual Report on Form 10-K for the year ended June 30, 1995.

     Certain reclassifications have been made in prior year financial statements to conform to the current year presentation.



NOTE 2 - Merger with USA Waste Services, Inc.:

     On May 7, 1996, USA Waste Services, Inc. ("USA Waste") consumated an Agreement and Plan of Merger (the "Merger Agreement") to acquire Western through a merger transaction accounted for as a pooling of interests. Under the terms of the Merger Agreement, USA Waste issued 1.5 shares of its Common Stock for each share of Western's outstanding common stock. The merger resulted in Western becoming a wholly owned subsidiary of USA Waste.



NOTE 3 - Earnings per share:

     Primary and fully diluted earnings per share are computed on the basis of the weighted average number of shares outstanding plus the common stock equivalents which would arise from the exercise of stock options using the treasury stock method.

     The average number of shares (in thousands) used for primary and fully diluted calculations were as follows:

                                   Primary             Fully Diluted
                               ---------------       ------------------
Nine months ended March 31,
         1995                          15,520                  16,258
         1996                          15,520                  16,949





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
NOTE 4 - Long-term debt:

     Long-term debt, which approximates market value, consists of the following:

                                                    June 30,    March 31,
                                                      1995        1996
                                                  -----------  ------------
                                                    (dollars in thousands)
Notes payable to banks, unsecured                     $44,000       $41,000
Solid Waste Disposal Revenue Bonds, Series 1994A       24,000        24,000
Solid Waste Disposal Revenue Bonds                      8,200         8,200
Pollution Control Revenue Bonds                         1,133           891
Other notes payable, secured and unsecured              2,857         2,301
                                                  -----------   -----------
Total long-term debt                                   80,190        76,392
Less current instalments                                1,308         1,253
                                                  -----------   -----------
Long-term debt, excluding current instalments         $78,882       $75,139
                                                  ===========   ===========


     Western's revolving line of credit (the "Agreement"), which currently matures on June 1, 1997, permits borrowings up to $100,000,000. At Western's option, borrowings under the Agreement bear interest at the bank's prime rate and/or at the London Interbank Offered Rate (LIBOR) plus .75 to 2.0 per cent, depending upon certain ratios. The Agreement has a $16.5 million quarterly commitment reduction which commenced March 1, 1996. Under the terms of the Agreement, Western is subject to various debt covenants including maintenance of certain financial ratios, and in addition, it limits the amount of cash dividends.

     On May 8, 1996, in connection with the merger with USA Waste Services, Inc., Western's revolving line of credit was paid in full by USA Waste; therefore, all outstanding balances as of that date were classified as long-term.



Note 5 - Commitments and Contingencies:

     Environmental matters -- Western strives to conduct its operations in compliance with applicable laws and regulations, including environmental rules and regulations, and has as its goal 100% compliance. However, in the normal course of doing business, companies in the waste disposal industry, including Western, may be faced with governmental enforcement proceedings and resulting fines or other sanctions as a result of which such companies, including Western, may be required to pay civil penalties or to expend funds for remedial work on waste disposal sites. Western is not aware of any instances of non-compliance with applicable laws and regulations that would have a materially adverse effect upon the consolidated financial position or results of operations of Western.

         Legal matters -- Western was served on October 13, 1993 with a class action lawsuit. The complaint alleged that Western violated federal securities laws with regard to certain disclosures and representations made by Western and certain alleged omissions on the part of Western in connection with merger negotiations between Western and Browning-Ferris Industries ("BFI"). The plaintiffs allege that they and all other persons or entities that bought the stock of Western during the period of September 2, 1993 through October 7, 1993 suffered damages as a result of changes in the market price of Western's common stock. Western has recently settled this matter for an amount equal to plaintiffs' costs incurred to date in the lawsuit and within amounts previously accrued by Western.

         Western was served on August 9, 1994 with a complaint filed by certain refuse haulers in San Bernardino County alleging that Western violated certain California Business and Professions Code Sections and also intentionally interfered with existing and prospective economic relations. The complaint alleges that Western does not hold a validly issued permit to operate within a certain geographic area in the County of San Bernardino and that Western has engaged in a course of conduct of predatory pricing. The complaint also alleges that Western has violated a San Bernardino County ordinance by engaging in discriminatory and non-uniform pricing of its refuse hauling services. In addition to the injunction, the complaint prays for three times the actual damages incurred by plaintiffs, punitive and exemplary damages in the amount to be proven at the time of trial, reasonable attorneys' fees and costs of suit. Western believes it has valid defenses to the allegations and intends to vigorously defend the suit. Western has filed a cross-complaint against the plaintiffs for engaging in improper pricing activities.

         In or about August 1994, a case was filed in the United States District Court for the Western District of Arkansas. This is an action originally filed by seven landowners who live near a landfill operated by Western in Miller County, Arkansas. The landowners allege that Western unlawfully received hazardous waste and that the pollutants from the waste received by Western had contaminated their property or threatened to contaminate their property in the future. The landowners seek an unspecified amount of damages based on the contamination or threat of contamination. In addition, the landowners seek to recover damages based on the devaluation of their property due to the "stigma" of being located near a disposal site for hazardous waste. In addition, the landowners also seek to recover damages based upon their fear of developing adverse health effects. In July 1995, 135 additional plaintiffs intervened and asserted claims similar to those raised by the original plaintiffs. Western and the other defendants have denied that any unlawful disposal of waste took place at the landfill. In or about June 1995, a case was filed by eight land owners who own property along a creek downstream from Western's Miller County landfill. Plaintiffs allege that their property has been contaminated by releases of hazardous substances from the landfill and other hazardous substance disposal sites operated by the other defendants. Western believes it has valid defenses to the allegations and is vigorously defending the action.

         In late December 1994, a lawsuit was filed in Los Angeles County Superior Court by 24 plaintiffs. Western is among 19 named defendants.
The complaint asserts causes of action for nuisance and trespass seeking damages for personal injuries and property damage. The complaint alleges that Western owns a parcel of property, acquired from Cadillac Fairview/California located in Torrance, California. The complaint alleges that Montrose Chemical Corporation and others manufactured DDT on property at or adjacent to the property owned by Western. The plaintiffs further allege that contaminants from this property escaped to plaintiff's property, injured plaintiff and damaged the value of plaintiff's property. On June 29, 1995, this case was removed to the United States District Court. Western has filed an answer denying any liability. Western believes it has valid defenses to the allegations and intends to vigorously contest the case and is contemplating filing a cross-complaint once its investigation of the facts is completed.

         On or about February 2, 1995, a complaint was filed in a taxpayer
lawsuit.   The complaint did not name Western as a defendant.  The
plaintiffs allege that the County and the other defendants, in connection with a contract with Western, regarding the operation and management of the El Sobrante Landfill (the "Landfill") located within the County (the "Agreement"), engaged in various improper actions, including the unlawful sale of public property, wasting public funds, and making an unconstitutional gift of public property and funds. The complaint seeks an order voiding the Agreement and an injunction ordering the defendants to pay to the County allegedly unlawful revenues earned from the Landfill, to cease further dumping at the Landfill of out-of-County waste, return of alleged windfall profits and limiting dumping fees charged to County residents. The complaint also seeks general damages of $10,000,000 and special and punitive damages, attorneys' fees and costs. Western believes the taxpayer suit is based upon erroneous assumptions and that there are valid defenses available to the County to each of the claims asserted in the complaint. Western has now filed a motion to intervene in the litigation and will thereafter become a party to the lawsuit.

         Based in part on various newspaper articles, Western has reason to believe that it, either alone or with others engaged in the solid waste industry, may be a subject of an investigation by the United States government relating to political corruption. Western has not, however, been charged with any wrongdoing and does not know whether such an investigation is, in fact, ongoing. Western has not been advised by the government that it is a target of any such investigation. In fact, upon written inquiry under the Freedom of Information Act, Western was advised that there were no records of any such investigations.

         In addition to the above, there are a number of claims and suits pending against Western for alleged damages to persons and property, alleged violation of certain laws and for alleged liabilities arising out of matters occurring during the normal operation of the waste management business. In the opinion of management, the uninsured liability, if any, under the aforementioned claims and suits would not materially affect the financial position or results of operations of Western.

         Insurance -- Western has a risk management program whereby it retains the liability, subject to maximum limits, for auto, general liability, employee health and welfare benefits and workers' compensation. Western carries insurance coverage which management considers sufficient to protect the assets and operations of Western, including excess umbrella and special hazardous waste transportation coverage.

         Management believes the self insured loss reserves of Western are adequate. Western establishes reserves to cover its estimated liabilities for unpaid loss and loss adjustment expenses related to claims reported before the balance sheet date, claims incurred but not yet reported, and the expenses of investigating and adjusting all claims incurred prior to the balance sheet date. All estimated liabilities are net of estimated salvage and subrogation recoveries and net of insurance coverage above self-insurance retention levels.

         Western establishes self insured loss reserves based on estimates of the ultimate cost of claims (including loss adjustment expenses) which have been reported but not fully paid, and of claims which have been incurred but not yet reported. The length of time for which such costs must be estimated varies depending on the coverage involved. Actual claim costs are dependent upon such complex factors as inflation, changes in the doctrines of legal liability and size of damage awards. Because of the variables involved, the reserving process results in an estimate rather than an exact calculation of liabilities.

         Liabilities for self insured losses, including loss adjustment expenses, are revalued periodically using a variety of actuarial and statistical techniques for producing current estimates of expected claim costs. Claim frequency and severity and other social and economic factors are considered in the valuation process. A provision for inflation in the calculation of future claim costs is implicit since reliance is placed on both actual historical data which reflect past inflation and on factors which are judged to be appropriate additions to or modifiers of past experience such as industry experience. Adjustments to previously estimated liabilities in connection with establishing self-insurance reserves are reflected in current operating results in the period in which they are determined.

(b)      Pro Forma Financial Information.

         The following pro forma financial statements of USA Waste and Western are incorporated by reference herein: (i) the combined historical unaudited pro forma condensed balance sheet as of December 31, 1995; and (ii) the combined historical unaudited pro forma statements of operations for each of the three years in the period ended December 31, 1995, together with the notes thereto, all of which were filed as part of USA Waste's Registration Statement on Form S-4 (Registration No. 333-02181). In addition, the following pro forma financial statements of USA Waste and Western are also incorporated by reference herein: (iii) the unaudited supplemental condensed consolidated balance sheet as of March 31, 1996; and (iv) the unaudited supplemental condensed consolidated statements of operations for the three months ended March 31, 1995 and 1996, all of which were included in USA Waste's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed with the Securities and Exchange Commission on May 14, 1996.

(c)      Exhibits.

         Exhibit Number   Description
         --------------   -----------
            2.1           Agreement and Plan of Merger, dated as of December
                          18, 1995, by and among USA Waste Services, Inc.,
                          Riviera Acquisition Corporation and Western Waste
                          Industries (included as Appendix A in Registration
                          Statement on Form S-4 (Registration No. 333-02181) and
                          incorporated herein by reference).

         *  2.2           Amendment No. 1 to Agreement and Plan of Merger,
                          dated May 1, 1996, by and among USA Waste Services,
                          Inc., Riviera Acquisition Corporation and Western
                          Waste Industries.

         * 10.1           Revolving Credit Agreement by and among USA Waste
                          Services, Inc., The First National Bank of Boston,
                          Bank of America Illinois, Morgan Guaranty Trust
                          Company of New York and other financial institutions, dated as of May 7, 1996.

         **23.1           Consent of Ernst & Young LLP.

         * 99.1 Press Release, dated May 7, 1996, relating to closing of the Merger and new revolving credit agreement.

- ----------------------
          * Previously filed.
         ** Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     USA WASTE SERVICES, INC.




Dated:   May 28, 1996                By:   /s/ BRUCE E. SNYDER
                                          ------------------------------------
                                           Bruce E. Snyder
                                           Vice President - Controller,
                                           Chief Accounting Officer

                                 EXHIBIT INDEX


                                                                   Sequentially
Exhibit No.                    Description                         Numbered Page
- -----------                    -----------                         -------------
    2.1         Agreement and Plan of Merger, dated as of
                December 18, 1995, by and among USA Waste
                Services, Inc., Riviera Acquisition Corporation
                and Western Waste Industries (included as
                Appendix A in Registration Statement on Form S-4
                (Registration No. 333-02181) and incorporated
                herein by reference).

   *2.2 Amendment No. 1 to Agreement and Plan of Merger, dated May 1, 1996, by and among USA Waste
                Services, Inc., Riviera Acquisition Corporation and Western Waste Industries.

  *10.1         Revolving Credit Agreement by and among USA Waste
                Services, Inc., The First National Bank of
                Boston, Bank of America Illinois, Morgan Guaranty
                Trust Company of New York and other financial institutions, dated as of May 7, 1996.

 **23.1         Consent of Ernst & Young LLP.

  *99.1 Press Release, dated May 7, 1996, relating to closing of the Merger and new revolving credit agreement.

- -------------------------
* Previously filed.
**Filed herewith.